Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (No. 333-1 184882) (“Registration Statement”) of our report dated February 27, 2014 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Southwestern Energy Company’s Annual Report on Form 10-K for the year ended December 31, 2013. We also consent to the reference to us under the heading “Experts” in the Registration Statement.

/s/ PricewaterhouseCoopers LLP

Houston, Texas

January 12, 2015